Exhibit 21

Name of Subsidiary	Description

C.I. Energía Solar S.A.S. E.S. Windows	A simplified stock corporation, organized under the laws of Colombia, which is owned directly by Tecnoglass.

C.I. Energía Solar S.A.S. E.S. Windows Sucursal Bolivia	A branch of C.I. Energía Solar S.A.S E.S. Windows Colombia registered to do business in Bolivia.

Componenti USA LLC	A Florida limited liability company organized under the laws of the State of Florida in which is owned solely by GM&P.

Energia Solar – ESWINDOWS Paraguay SA	A corporation, organized under the laws of Paraguay, which is owned solely by ES.

ES Metals SAS	A corporation, organized under the laws of Colombia, which is owned directly Tecnoglass.

ESW Aviation LLC	A Florida limited liability company organized under the laws of the State of Florida in which is owned solely by ES Windows LLC.

E.S. Windows California, LLC	A Florida limited liability company organized under the laws of the State of Florida in which is owned solely by ES Windows LLC.

E.S. Windows LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass and ES are members.

E.S. Windows New York, LLC	A Florida limited liability company organized under the laws of the State of Florida in which is owned solely by ES Windows LLC.

E.S. Windows Peru S.A.C.	A corporation, organized under the laws of Peru, which is owned by TG and ES.

GM&P Consulting and Glazing Contractors, Inc.	A corporation organized under the laws of the State of Florida in which Tecnoglass Inc. is the sole member.

Tecnoglass S.A.S	A simplified stock corporation, organized under the laws of Colombia, which is owned directly Tecnoglass.

Tecnoglass LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass is the sole member.

Tecno RE LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass is the sole member.

Ventanas Solar S.A.	A corporation, organized under the laws of Panama, which is owned solely by ES.

Vidrio Andino Holding S.A.S.	A simplified stock corporation where Tecnoglass Inc owns 25,8% of equity interest.